Exhibit T3A-18

Savanah Kelley 801 US HIGHWAY 1 North Palm Beach, FL 33408, USA Work Order #: W2020071403621 July 14, 2020 Receipt Version: 1 Special Handling Instructions: Submitter ID: 226417 Charges Description Filing Number Filing Date/Time Filing Status Qty Price Amount Annual List 20200782073 7/14/2020 6:13:51 AM Approved 1 $700.00 $700.00 Total $700.00 Payments Type Description Payment Status Amount Credit Card 5947324183166697104076 Success $700.00 Total $700.00 Credit Balance: $0.00 BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings & Notary Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888 Savanah Kelley 801 US HIGHWAY 1 North Palm Beach, FL 33408, USA

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Annual or Amended List and State Business License Application

☐ ANNUAL ☑ AMENDED (check one)

List of Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers:

CSAC ACQUISITION INC.
NAME OF ENTITY

NV20181667578
Entity or Nevada Business Identification Number (NVID)

TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT

IMPORTANT: *Read instructions before completing and returning this form.*

Please indicate the entity type (check only one):

☑ Corporation
☐ This corporation is publicly traded, the Central Index Key number is:

☐ Nonprofit Corporation (see nonprofit sections below)
☐ Limited-Liability Company
☐ Limited Partnership
☐ Limited-Liability Partnership
☐ Limited-Liability Limited Partnership
☐ Business Trust
☐ Corporation Sole

Filed in the Office of	Business Number E0436382018-4
Barbara K. Cegavske	Filing Number 20211296042
Secretary of State State Of Nevada	Filed On 03/10/2021 05:57:22 AM
	Number of Pages 3

Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page.

CHECK ONLY IF APPLICABLE

Pursuant to NRS Chapter 76, this entity is exempt from the business license fee.
☐ 001 - Governmental Entity
☐ 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number

For nonprofit entities formed under NRS chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming an exemption under 501(c) designation must indicate by checking box below.

☐ Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption Code 002

For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association or Religious, Charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C $ 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license.

☐ Unit-owners' Association ☐ Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. $501(c)

For nonprofit entities formed under NRS Chapter 82 and 80:<u>**Charitable Solicitation Information - check applicable box**</u>

Does the Organization intend to solicit charitable or tax deductible contributions?

☐ No - no additional form is required
☐ Yes - the "Charitable Solicitation Registration Statement" is required.
☐ The Organization claims exemption pursuant to NRS 82A 210 - the "Exemption From Charitable Solicitation Registration Statement" is required

****Failure to include the required statement form will result in rejection of the filing and could result in late fees.****

page 1 of 3

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov Annual or Amended List and State Business License Application - Continued Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers: CORPORATION, INDICATE THE PRESIDENT: Name JONATHAN SANDELMAN Country USA Address 590 MADISON AVE., 26TH FL. City NEW YORK State NY Zip/Postal Code 10022 CORPORATION, INDICATE THE SECRETARY: Name JONATHAN SANDELMAN Country USA Address 590 MADISON AVE., 26TH FL. City NEW YORK State NY Zip/Postal Code 10022 CORPORATION, INDICATE THE DIRECTOR: Name JONATHAN SANDELMAN Country USA Address 590 MADISON AVE., 26TH FL. City NEW YORK State NY Zip/Postal Code 10022 CORPORATION, INDICATE THE DIRECTOR: Name CHARLES MILES Country USA Address 590 MADISON AVE., 26TH FL. City New York State NY Zip/Postal Code 10022 CORPORATION, INDICATE THE TREASURER: Name JONATHAN SANDELMAN Country USA Address 590 MADISON AVE., 26TH FL. City NEW YORK State NY Zip/Postal Code 10022 CORPORATION, INDICATE THE DIRECTOR: Name LOUIS KARGER Country USA Address 590 MADISON AVE., 26TH FL. City NEW YORK State NY Zip/Postal Code 10022 CORPORATION, INDICATE THE DIRECTOR: Name STEVE MENZIES Country USA Address 590 MADISON AVE., 26TH FL. City NEW YORK State NY Zip/Postal Code 10022 CORPORATION, INDICATE THE DIRECTOR: page 2 of 3

Name CHRIS BURGGRAEVE Country USA Address 590 MADISON AVE., 26TH FL. City NEW YORK State NY Zip/Postal Code 10022 CORPORATION, INDICATE THE CEO - CHIEF EXECUTIVE OFFICER: Name JONATHAN SANDELMAN Country USA Address 520 MADISON AVE., 26TH FL. City NEW YORK State NY Zip/Postal Code 10022 None of the officers and directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct. I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. X JONATHAN SANDELMAN Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Subscriber, Member, Owner of Business, Partner or Authorized Signer FORM WILL BE RETURNED IF UNSIGNED Title President Date 03/10/2021 page 3 of 3

Business Entity - Filing Acknowledgement 07/14/2020 Work Order Item Number: W2020071403621 - 695302 Filing Number: 20200782073 Filing Type: Annual List Filing Date/Time: 07/14/2020 06:13:51 AM Filing Page(s): 3 Indexed Entity Information: Entity ID: E0436382018-4 Entity Name: CSAC ACQUISITION INC. Entity Status: Active Expiration Date: None Commercial Registered Agent CORPORATE CREATIONS NETWORK INC. 8275 SOUTH EASTERN AVENUE #200, Las Vegas, NV 89123, USA BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888 The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, BARBARA K. CEGAVSKE Secretary of State Page 1 of 1 Commercial Recording Division 202 N. Carson Street

NEVADA STATE BUSINESS LICENSE CSAC ACQUISITION INC. Nevada Business Identification # NV20181667578 Expiration Date: 09/30/2021 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada. Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived. Certificate Number: B20200714923143 You may verify this certificate online at http://www.nvsos.gov IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 07/14/2020. BARBARA K. CEGAVSKE Secretary of State